Exhibit 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF DOT VN, INC.

In connection with the accompanying Annual Report on Form 10-K of Dot VN, Inc. for the year ended April 30, 2009, the undersigned, Dr. Lee Johnson, President and Chief Financial Officer of Dot VN, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K for the year ended April 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Annual Report on Form 10-K for the year ended April 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of Dot VN, Inc.

Date:  July 29, 2009

/s/ Dr. Lee Johnson
Dr. Lee Johnson
President, Chief Financial Officer, and Chief Technical Officer (and principal financial and accounting officer)